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                                                                    EXHIBIT 99.3


                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                          10 3/4% SENIOR NOTES DUE 2005
                                       OF
                               PHASE METRICS, INC.

     As set forth in the Prospectus dated __________ ___, 1998 (the "Prospectus") of Phase Metrics, Inc. (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's exchange offer (the "Exchange Offer") to purchase all of its outstanding 10 3/4% Senior Notes Due 2005 (the "Notes") if (i) certificates representing the Notes to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Notes or other required documents to reach State Street Bank and Trust Company of California, N.A. (the "Exchange Agent") prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile (receipt confirmed by telephone) to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

         THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON __________ ___, 1998 UNLESS THE OFFER IS EXTENDED (THE
                               "EXPIRATION DATE").
     TENDERS OF NOTES MAY BE WITHDRAWN UNDER THE PROCEDURES DESCRIBED IN THE
                 PROSPECTUS AT ANY TIME PRIOR TO 12:00 MIDNIGHT
                             ON THE EXPIRATION DATE.




  By Mail, Hand or Overnight Carrier:               The Exchange Agent

State Street Bank and Trust Company of    State Street Bank and Trust Company of
           California, N.A.                           California,N.A.
    633 West 5th Street, 12th Floor                    By Facsimile:
    Los Angeles, California  90071                    (213) 362-7357
           Attn: Jeanie Mar                        Confirm by Telephone:
                                                      (213) 362-7338


     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer (as described in the Prospectus) and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

     The undersigned understands that tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Notes pursuant to the Exchange Offer may not be withdrawn after 12:00 midnight, New York City time, on the Expiration Date. Tenders of Notes may also be withdrawn if the Exchange Offer is terminated without any such Notes being purchased thereunder or as otherwise provided in the Prospectus under the caption "The Exchange Offer -- Withdrawal of Tenders."


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     All authority herein conferred or agreed to be conferred by this Notice of
Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE COMPLETE AND SIGN

SIGNATURE(S) OF REGISTERED HOLDER(S)            NAME(S) OF REGISTERED HOLDER(S):
OR AUTHORIZED SIGNATORY:                        ________________________________
__________________________________________      ________________________________
__________________________________________
__________________________________________      ADDRESS:
__________________________________________      ________________________________
                                                ________________________________
PRINCIPAL AMOUNT OF NOTES TENDERED:
__________________________________________      AREA CODE AND TELEPHONE NO.:
__________________________________________      ________________________________

CERTIFICATE NO(S). OF NOTES (IF AVAILABLE):     IF NOTES WILL BE DELIVERED BY
__________________________________________      BOOK-ENTRY TRANSFER AT THE
__________________________________________      DEPOSITORY TRUST COMPANY,
                                                INSERT DEPOSITORY ACCOUNT NO.:

                                                ________________________________
DATE:
__________________________________________      ________________________________

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Notes exactly as its (their) name(s) appear on certificates for Notes or on a security position listing as the owner of Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                                 Please print name(s) and address(es)

Name(s):    ____________________________________________________________________
            ____________________________________________________________________
Capacity:   ____________________________________________________________________
Address(es):____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

     Do not send Notes with this form. Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Notes on whose behalf this tender is being made "own(s)" the Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Notes complies with such Rule 14e-4, and (c) guarantees that, within five New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.


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     The undersigned acknowledges that it must deliver the Letter of Transmittal and Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:_________________________  _______________________________________
                                        Authorized Signature

Address:______________________________  Name:__________________________________
                                            (Please Type or Print)

        ______________________________  Title:_________________________________

Area Code and Telephone No.:__________  Date:__________________________________